UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 17, 2024, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that through its contractually controlled entity, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) it is entering into arrangements with certain electric vehicle (“EV”) charging station providers in the PRC to allow EV owners who have subscribed to the Da Ge app to locate and charge their vehicles, which is expected to significantly expand Da Ge’s usage.

As per the arrangements, to be formed with Jiangsu YKC and Shanghai Anyo Charging Technology Co., Ltd, a SAIC Group-owned service provider operating over 400,000 charging terminals for electric vehicles, the Da Ge app will integrate with both Jiangsu YKC and Anyo Charging’s app, thus allowing electric vehicle users subscribed to Da Ge to access direct connections at these terminals.

These agreements are anticipated to provide Da Ge access to the growing Chinese EV market, including the15 million new total electric vehicles in 2023 according to the data published by the PRC Ministry of Public Security, with the subscriber figures projected to continue to ramp up in 2024 and 2025.

Da Ge, launched by FingerMotion in January 2024, connects subscribers with independent service stations providing car washing, fine car detailing, paint protective films, color changing, and maintenance. The app has thus far generated 650,000 active subscribers, with a majority of these located in first and second tier cities throughout China. Da Ge has to date onboarded 20,000 car care service stations and anticipates a strong growth in this figure by the end of this year.

“We are excited to collaborate with both Jiangsu YKC and Anyo Charging and believe this will be a very positive mutually beneficial arrangement,” said FingerMotion CEO Martin Shen. “This is a big step in further monetizing our Da Ge app and giving our subscribers a product that really facilitates the use of electric charging stations in major cities across China.”

“Future Da Ge product offerings may include the Company’s Top Up and Recharge service, car accessories, and possibly health and auto insurance, which could double our total subscriber numbers by FY 2026,” stated Mr. Shen.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated April 17, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: April 17, 2024	By:	/s/ Martin J. Shen
Martin J. Shen
CEO and Director